UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its chapter)

Nevada	333-104132	71-0928242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15208 Jarrettsville Pike Monkton, Maryland	21111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 303-9879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2005, the board of directors of Benacquista Galleries, Inc. (the “Board”) appointed Don Tolman to the Board of Directors.

Mr. Tolman has not yet been appointed to serve on any committees of the Board.

With the addition of Mr. Tolman, Benacquista’s Board now has two members including Chairman, President and Chief Executive Officer James Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benacquista Galleries, Inc.
(Registrant)
	By:	/s/ James Price
Date: September 20, 2005		James Price
Chief Executive Officer